Exhibit 99.7

THIS ANNOUNCEMENT RELATES TO THE DISCLOSURE OF INFORMATION THAT QUALIFIED OR MAY HAVE QUALIFIED AS INSIDE INFORMATION WITHIN THE MEANING OF ARTICLE 7(1) OF REGULATION (EU) 596/2014 (THE MARKET ABUSE REGULATION). THIS NOTICE IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT AS TO THE ACTION YOU SHOULD TAKE OR ARE UNSURE OF THE IMPACT OF THE IMPLEMENTATION OF AN EXTRAORDINARY RESOLUTION, YOU SHOULD CONSULT YOUR OWN INDEPENDENT PROFESSIONAL ADVISERS IMMEDIATELY.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN OR INTO OR TO ANY PERSON LOCATED OR RESIDENT IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO DISTRIBUTE THIS ANNOUNCEMENT.

This announcement is not an offer to purchase, a solicitation of an offer to purchase, an offer to sell or a solicitation of an offer to sell, securities of Metso Corporation or Outotec Oyj or any of their affiliates in the United States or elsewhere. No securities of Metso Corporation or Outotec Oyj or any of their subsidiaries are being, or will be, registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state of the United States and no such securities may be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state or local securities laws. No public offering of securities is being or will be made in the United States or any other jurisdiction.

NOTICE OF RESULTS OF MEETINGS

METSO CORPORATION

(incorporated with limited liability in the Republic of Finland)

(the "Issuer")

in respect of the outstanding

Series 22 EUR 100,000,000 Fixed Rate Notes due 27 June 2022 (ISIN: XS0795500437;

Common Code: 079550043) (the "2022 Notes")

Series 24 EUR 300,000,000 1.125 per cent. Senior Notes due 13 June 2024 (ISIN: XS1626574708; Common Code: 162657470) (the "2024 Notes")

issued under its €1,500,000,000 Euro Medium Term Note Programme

(each a "Series" and together, the "Notes")

Reference is made to the announcement and Notices of Meetings issued by Metso Corporation on 8 October 2019 in relation to the solicitation of consents (the "Consent Solicitation") from the beneficial holders of the outstanding Notes of each Series (the "Noteholders") to consider and, if thought fit, pass an extraordinary resolution (each an "Extraordinary Resolution") at a separate meeting of Noteholders of each Series (each a "Meeting") to sanction (a) the substitution of Outotec Oyj in place of the Issuer as the issuer of the Notes on the Effective Date (the "Substitution"), (b) the waiver and authorisation of any breach or any alleged breach of certain of the terms and conditions of the Notes as may be caused by, or arise in respect of, the proposed Demerger and (c) certain waivers in respect of certain statutory rights that such Noteholders may have under Finnish law as may be caused by, or arise in respect of, the proposed Demerger, all as more fully described in the Consent Solicitation Memorandum dated 8 October 2019 (the "Consent Solicitation Memorandum"). Terms used but not defined herein shall have the meanings given in the Consent Solicitation Memorandum.

The Issuer hereby gives notice that each Extraordinary Resolution was duly passed at each Meeting in respect of each such Series of Notes. Accordingly, the waivers and authorisations referred to in the extraordinary resolutions will take effect on and from today and, subject to certain conditions, the Substitution will be implemented in the second quarter of 2020.

NOTICE TO U.S. HOLDERS: To the extent that the Consent Solicitation constituted a deemed exchange of securities, the Consent Solicitation was made in the United States in compliance with the application requirements of Section 14 of the U.S. Securities Exchange Act of 1934, as amended, and Regulation 14E thereunder, including taking into account the relief available pursuant to Rule 14d-1(c) thereunder. The Consent Solicitation was open to U.S. and non-U.S. holders of the Notes. The Consent Solicitation was subject to disclosure and procedural requirements, including with respect to the offer timetable, settlement procedures and timing of consideration, that were different from those applicable under U.S. domestic tender offer procedures, laws and practice. The Notes and any new securities resulting from the Consent Solicitation have not been and will not be registered under the Securities Act, and any such new securities are being offered and sold pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 802 thereunder. Any new securities resulting from the Consent Solicitation will be "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act to the same extent as the Notes held by a holder before the Consent Solicitation. The Notes and any new securities resulting from the Consent Solicitation may only be offered and sold pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with other applicable securities laws.

The Consent Solicitation was made with respect to the securities of a foreign company. The Consent Solicitation was subject to disclosure requirements of a foreign country that were different from those of the United States, and with respect to the transaction timetable and the timing of payments, which are different from those under U.S. domestic tender offer procedures and rules. Financial statements and financial information included or referred to in this announcement or the Consent Solicitation Memorandum have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the Issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court's judgment. You should be aware that the Issuer may also purchase the Notes in open market or privately negotiated purchases.

Questions relating to this Notice should be directed to the Issuer or the Tabulation Agent as set out below.

This Notice is released by the Issuer and contains information in relation to the Notes that qualified or may have qualified as inside information for the purposes of the Regulation (EU) 596/2014 (the "Market Abuse Regulation"), encompassing information relating to the Proposal. For the purposes of the Market Abuse Regulation and Article 2 of Commission Implementing Regulation (EU) 2016/1055, this Notice of Meeting is made by Juha Rouhiainen for the Issuer.

The Issuer is:

METSO CORPORATION

Töölönlahdenkatu 2

Helsinki

FI-00100

Finland

Telephone: +358 20 484 100

Email: minna.helppi@metso.com / mikko.vainikka@metso.com

Facsimile: +358 20 484 3141

Attention: Minna Helppi / Mikko Vainikka

The Solicitation Agents are:

CITIGROUP GLOBAL MARKETS LIMITED

Citigroup Centre

 Canada Square

Canary Wharf

 London E14 5LB

United Kingdom

Telephone: +44 20 7986 8969

Email: liabilitymanagement.europe@citi.com

 Attention: Liability Management Group

NORDEA BANK ABP

Satamaradankatu 5

 Helsinki

FI-00020 NORDEA

 Finland

Telephone: +45 6161 2996

E-mail: nordealiabilitymanagement@nordea.com

 Attention: Nordea Liability Management

The Tabulation Agent is:
LUCID ISSUER SERVICES LIMITED Tankerton Works 12 Argyle Walk London WC1H 8HA United Kingdom Telephone: + 44 20 7704 0880 Email: metso@lucid-is.com Attention: David Shilson

The Fiscal Agent and the Paying Agent is:
CITIBANK, N.A. Citigroup Centre, Canada Square Canary Wharf London E14 5LB United Kingdom Telephone: +353 1 622 0866 Email: ppapayments@citi.com Facsimile: +353 1 622 2210 ttention: PPA Payments

This notice is given by:

METSO CORPORATION

30 October 2019